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                   [LETTERHEAD OF CHERRY, BEKAERT & HOLLAND]



                        Report of Independent Auditors


The Board of Directors
Virginia Capital Bancshares, Inc.
Fredericksburg, Virginia


We have audited the accompanying consolidated balance sheet of Virginia Capital Bancshares, Inc. and Subsidiary as of December 31, 1998 and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the two-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Virginia Capital Bancshares, Inc. and Subsidiary as of December 31, 1998, and the consolidated results of their operations and cash flows for each of the years in the two-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                     /s/ Cherry, Bekaert & Holland, L.L.P.

Richmond, Virginia
January 21, 1999